NEWS RELEASE FOR IMMEDIATE RELEASE BD Promotes Two Senior Executives to Segment Leadership Roles • Mike Garrison Named EVP and President, Medical segment • Rick Byrd Named EVP and President, Interventional segment FRANKLIN LAKES, N.J. (Aug. 25, 2022) – BD (Becton, Dickinson and Company) (NYSE: BDX), a leading global medical technology company, today announced the appointment of two senior leaders to segment president roles. Michael (Mike) Garrison has been named executive vice president (EVP) and president of the Medical segment, and Richard (Rick) Byrd has been named executive vice president (EVP) and president of the Interventional segment, both effective Sept. 6. Garrison and Byrd will be responsible for the global operational, commercial and financial performance of the businesses that comprise their respective segments, including advancing the portfolio and innovation agenda aligned to the BD 2025 strategy. They will also be accountable for advancing the overall culture and high-performing talent landscape within their segments. They will be members of the BD Executive Leadership Team and report to Tom Polen, chairman, CEO and president of BD. In addition, BD announced that Simon Campion will depart the company on Sept. 9 for an executive role in the health care industry. Campion joined BD through the acquisition of Bard and led BD’s Interventional segment through the integration. He most recently served as president of the Medical segment. “Mike and Rick are highly effective leaders who have demonstrated strategic and operational excellence in their nearly two decades at BD,” said Tom Polen, chairman, CEO and president of BD. “Their focus on driving growth and meaningful outcomes has been critical as we pursue our BD 2025 strategy, and they are well-rounded, seasoned leaders with a track record of developing strong teams that deliver impactful results. Their broad experiences across multiple BD businesses and segments position them well for their new roles as we advance our growth agenda and build BD’s future. I would also like to thank Simon for his many contributions over his 14 years with Bard and BD.” Mike Garrison, EVP and president, Medical segment Garrison, 53, has served as worldwide president of BD Medication Management Solutions (MMS) since 2020, during which he advanced the innovation agenda including BD’s most recent acquisition of Parata Systems. Prior to that he was worldwide president of BD Surgery, where he helped integrate legacy Bard and BD product platforms into an integrated Surgery offering and developed growth strategies for Advanced Repair and Reconstruction. He has also served as vice president and general manager of Worldwide Infusion Systems in MMS and held multiple senior roles across different business units across the company including vice president of Research and Development (R&D) for BD’s Medication and Procedural Solutions business unit. Before joining BD in 2005, Garrison worked at Edwards Lifesciences and Roche Diagnostics. Garrison earned a doctorate in Bioengineering from the University of Washington and Bachelor and Master of Science degrees in Biomedical and Electrical Engineering from Duke University. Rick Byrd, EVP and president, Interventional segment Byrd, 55, has served as worldwide president of Medication Delivery Solutions (MDS), BD’s largest business unit, since 2019, during which he drove high-impact category innovation through BD’s “One- Stick Hospital Stay” vision, which is transforming the in-patient experience by eliminating unnecessary needlesticks and accelerating growth with the acquisition of Velano Vascular. Previously, he served as worldwide president of Preanalytical Systems in BD Life Sciences, and vice president and general manager within BD Medical, where he led three global, multi-billion-dollar growth businesses within MDS. He also served in a number of R&D roles focused on innovation, including vice president of worldwide R&D within BD Medical. Byrd earned a master’s degree in Mechanical Engineering from Stevens Institute of Technology and a Bachelor of Science degree in Mechanical Engineering from Virginia Tech. # # # About BD BD is one of the largest global medical technology companies in the world and is advancing the world of health by improving medical discovery, diagnostics and the delivery of care. The company supports the heroes on the frontlines of health care by developing innovative technology, services and solutions that help advance both clinical therapy for patients and clinical process for health care providers. BD and its 75,000 employees have a passion and commitment to help enhance the safety and efficiency of clinicians' care delivery process, enable laboratory scientists to accurately detect disease and advance researchers' capabilities to develop the next generation of diagnostics and therapeutics. BD has a presence in virtually every country and partners with organizations around the world to address some of the most challenging global health issues. By working in close collaboration with customers, BD can help enhance outcomes, lower costs, increase efficiencies, improve safety and expand access to health care. For more information on BD, please visit bd.com or connect with us on LinkedIn at www.linkedin.com/company/bd1/ and Twitter @BDandCo. Contacts: Media: Investors: Troy Kirkpatrick Francesca DeMartino VP, Public Relations SVP, Head of Investor Relations 858.617.2361 201.847.5743 troy.kirkpatrick@bd.com francesca.demartino@bd.com